Exhibit 99.1

Turning Point Brands Announces Fourth Quarter and Full Year 2020 Results

Q4 2020 Net Sales Increased 31.2% Year-Over-Year
Q4 2020 Adjusted EBITDA Increased 80.9% Year-Over-Year

LOUISVILLE, KY. (February 10, 2021) - Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020
(Comparisons vs. same period a year-ago)

✔	Net sales increased 31.2% to $105.3 million
✔	Gross profit increased 321.8% to $51.8 million partly the result of certain restructuring expenses incurred in the prior year period
✔	Net income increased $25.0 million to $12.7 million
✔	Adjusted EBITDA increased 80.9% to $25.8 million (see Schedule A for a reconciliation to net income)
✔	Diluted EPS of $0.65 and Adjusted Diluted EPS of $0.84 as compared to $(0.62) and $0.41 in the year-ago period, respectively (see Schedule B for a reconciliation to Diluted EPS)

Fiscal Year Ending December 31, 2020
(Comparisons vs. same period a year-ago)

✔	Net sales increased 11.9% to $405.1 million
✔	Gross profit increased 38.7% to $189.6 million partly the result of certain restructuring expenses in the prior year period
✔	Net income increased $19.3 million to $33.0 million which includes PMTA related expenses from 4Q19 through 3Q20
✔	Adjusted EBITDA increased 34.0% to $90.2 million (see Schedule A for a reconciliation to net income)
✔	Diluted EPS of $1.67 and Adjusted Diluted EPS of $2.81 as compared to $0.69 and $1.86 in the year-ago period, respectively (see Schedule B for a reconciliation to Diluted EPS)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

“Despite challenges related to COVID-19, our company remained focused on executing our plan throughout 2020 and finished the year strong with tremendous top-line growth in the fourth quarter. The year was especially transformational for our Zig-Zag brand as targeted initiatives led to 22% growth for the full year as we re-positioned it to be our fastest growing segment. Our Stoker’s segment delivered a second consecutive year of double-digit growth driven by incremental share gains in both product lines. Going forward, we expect Zig-Zag and Stoker’s to continue to be the backbone of our organic sales growth,” said Larry Wexler, President and CEO. “NewGen managed to deliver a solid performance despite market disruption around the PMTA application process while creating long-term upside potential through its filed applications. We also had an active year of capital deployment with the acquisition of assets from Durfort, as well as investments in the cannabinoid sector, in dosist™ and Wild Hempettes. Most recently, we successfully priced $250 million of senior secured notes, the latest step in the evolution of our capital structure, which gives us increased flexibility to scale the business through additional acquisitions and investments. Capitalizing on our strong momentum and increased liquidity, we expect another strong year in 2021.”

Segment Renaming

To better align with Turning Point Brands’ positioning as a branded consumer products company and to highlight the strength of its core brands, the Company has renamed its core business segments from Smoking Products to Zig-Zag Products and Smokeless Products to Stoker’s Products. Historical financial results are not impacted by the segment name change.

Zig-Zag Products Segment (39% of total net sales in the quarter)

For the fourth quarter, Zig-Zag Products segment net sales increased 46.7% to $40.5 million. Growth was driven by double-digit advances in US rolling papers and MYO cigar wraps. MYO cigar wraps benefitted from re-stocking of channel inventory that was depleted by a COVID-related shutdown with our third-party manufacturer in the second quarter. Cigars and discontinued MYO pipe declined $0.6 million. In the quarter, total Zig-Zag Products segment volume increased 40.9% while price/mix increased 5.8%.

For the quarter, Zig-Zag Products segment gross profit increased 61.9% to $25.2 million. Segment gross margin expanded 580 basis points to 62.1% driven by increased margin in MYO cigar wraps sales as a result of the Durfort transaction in June.

For the full year, Zig-Zag Products segment net sales increased 22.1% to $132.8 million. Growth was driven by double-digit advances in US rolling papers and MYO cigar wraps. This more than offset a $2.1 million decline in our Canadian papers business which was impacted by the timing of deliveries that pushed sales into 2021 and a $1.8 million decline in our Other products business. For the year, total Zig-Zag Products segment volume increased 19.7% while price/mix increased 2.4%.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

For the full year, Zig-Zag Products segment gross profit increased 31.7% to $78.2 million. Segment gross margin expanded 430 basis points to 58.9% driven by increased margin in MYO cigar wraps sales as a result of the Durfort transaction in June.

“It was another strong quarter for Zig-Zag driven by robust market demand and the benefits of our growth initiatives. In MYO cigar wraps, we were able to fulfill back-orders stemming from COVID-related disruptions in the first half of 2020. More importantly, we are now better positioned to fulfill growing demand through more direct manufacturing controls with our third-party supplier as a result of the Durfort transaction. Our US papers business saw its strongest share gains in recent years driven by our product and channel growth initiatives including robust contributions from paper cones. In addition, our e-commerce business ramped through the year and accounted for a double-digit percentage of our US papers sales in the second half of the year,” said Graham Purdy, Chief Operating Officer. “We also made an additional investment into ReCreation Marketing, our distribution partner in Canada, during the quarter and will now be consolidating its results as a result of our 50% ownership stake. Overall, the outlook continues to get brighter for the Zig-Zag Products segment as our internal growth initiatives are leveraging strong secular growth trends from increasing consumer acceptance of cannabis and state legalization efforts.”

Stoker’s Products Segment (27% of total net sales in the quarter)

For the fourth quarter, Stoker’s Products segment net sales increased 15.2% to $28.8 million on double-digit growth of MST and low-single-digit growth of loose leaf chewing tobacco. MST represented 59% of Stoker’s Products revenues in the quarter, up from 54% a year earlier. In the quarter, total Stoker’s Products segment volume increased 7.5% and price/mix advanced 7.7%.

For the quarter, Stoker’s Products segment gross profit increased 18.5% to $14.9 million. Segment gross margin expanded 150 basis points to 51.7%.

For the full year, Stoker’s Products segment net sales increased 16.0% to $115.9 million on double-digit growth of MST and mid-single-digit growth of loose leaf chewing tobacco. For the full year, total Stoker’s Products segment volume increased 12.0% and price/mix advanced 4.0%.

For the full year, Stoker’s Products segment gross profit increased 17.6% to $61.5 million. Segment gross margin expanded 70 basis points to 53.0%.

“MST continues to drive our performance in the Stoker’s segment. The outlook remains favorable with its ideal positioning as a leading value brand driving further same store sales gains and distribution expansion. With only a mid-single-digit percentage share of the volume in the category, Stoker’s MST has a long growth runway ahead of it,” said Purdy.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

NewGen Products Segment (34% of total net sales in the quarter)

For the fourth quarter, NewGen Products segment net sales increased 30.3% to $36.0 million driven by double-digit growth in both the vape distribution and Nu-X businesses. The previous year period was negatively impacted by a market-driven disruption in our vape business.

For the quarter, NewGen Products gross profit increased $27.6 million to $11.8. Segment gross margin was 32.7%. The previous year period was impacted by $23.2 million of related write-offs and reserves primarily associated with the vape business disruption.

For the full year, NewGen Products segment net sales increased 2.0% to $156.4 million as positive contribution from the vape distribution business and double-digit growth in Nu-X was partly offset by a decline in RipTide.

For the full year, NewGen Products gross profit roughly doubled to $50.0 million. Segment gross margin was 31.9%. The previous year period was impacted by the previously mentioned write-offs and reserves.

“NewGen finished the year with strong year-over-year growth in the fourth quarter as we compared against a challenging quarter in the previous year. More encouragingly, we also saw a recovery in the gross margins from our vape distribution business sequentially through the quarter as we moved further away from the PMTA deadline in September. Going forward, we continue to expect short-term volatility in the vape distribution business but are well-positioned with longer-term upside potential from the PMTA process,” said Purdy. “Within the segment, Solace and our other proprietary brands continue to make strides and should see strong growth in 2021.”

Recent Events

Senior Secured Notes Offering

On February 3, 2021, TPB priced a private offering (the “Offering”) of $250 million aggregate principal amount of its 5.625% senior secured notes due 2026 (the “Notes”). The Notes are to be sold at an issue price of 100.0% of the principal amount, will bear interest at a rate of 5.625% and will mature on February 15, 2026. The sale of the Notes to the initial purchasers is expected to settle on February 11, 2021, subject to customary closing conditions, and is expected to result in approximately $245 million in net proceeds to the company after deducting the initial purchasers’ discount and estimated offering expenses payable by the company. TPB intends to use the proceeds from the Offering (i) to repay all obligations under and terminate its existing term loan and revolving credit facility, (i) to pay related fees, costs, and expenses and (iii) for general corporate purposes. The closing of the Offering is subject to customary conditions. In connection with the Offering, TPB intends to enter into a new $25 million senior secured revolving credit facility.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Performance Measures in the Fourth Quarter

Fourth quarter consolidated selling, general and administrative (“SG&A”) expenses were $30.1 million compared to $30.4 million in 2019.

The fourth quarter had notable non-recurring impacts:
•	$1.2 million of transaction expenses principally related to M&A activity as compared to $0.2 million in the year-ago period
•	$0.5 million of corporate restructuring expenses as compared to $1.7 million in the year-ago period

Total gross debt as of December 31, 2020, was $320.0 million. The corresponding net debt (total gross debt less cash) at December 31, 2020 was $278.2 million. The Company ended the quarter with total liquidity of $88.2 million comprising $41.8 million of cash and $46.4 million of revolving credit facility capacity.

During the quarter, the Company repurchased 59,710 shares at an average price of $42.31. For the year, the Company repurchased 398,670 shares at an average price of $25.56.

2021 Outlook

The Company expects 2021 results to be impacted by several external variables including the extent of ongoing impacts from COVID-19 and the rate of vaccination distribution along with uncertainties about the magnitude of government measures to support the consumer. The Company has considered the impacts of such factors in framing its outlook for the year.

Absent any further acquisitions, TPB projects the following for 2021:

•	Net Sales of $412 to $432 million which assumes:
o	Double-digit sales growth for Zig-Zag Products
o	High-single-digit sales growth for Stoker’s Products
o	Mid-single-digit sales declines for NewGen Products, which includes double-digit declines for vape distribution offset by growth in Nu-X
o	Vape distribution outlook assumes comparisons against COVID-related benefits in 2020, a $3 million headwind from the sale of our Vapor Shark retail stores, and continued distribution in the vape market as the FDA begins enforcement actions

•	Adjusted EBITDA of $99 to $105 million

Other projections for 2021 include:

•	Stock compensation and non-cash incentive expense of $7 million
•
Cash interest expense of $19 million and GAAP interest expense of $22 million which no longer includes debt discount amortization related to the 2024 convertible notes and reflects the recently priced senior secured notes

•	Effective income tax rate of 23% to 24%
•	Capital expenditures of $5 to $6 million

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

For the first quarter of 2021, TPB projects:

•	Net Sales of $97 to $102 million

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10 a.m. Wednesday, February 10, 2021. Investment community participants should dial in ten minutes ahead of time using the toll-free number 833-350-1456 (International participants should call 647-689-6664) and follow the audio prompts after typing in the Event ID: 4075305. A live listen-only webcast of the call is available from the Events and Presentations section of the investor relations portion of the company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag® and Stoker’s®, and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Contact:

Robert Lavan, Senior Vice President, CFO
ir@tpbi.com  (502) 774-9238

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Financial Statements Follow:

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2020	2019
Net sales	$105,285	$80,222
Cost of sales	53,479	67,939
Gross profit	51,806	12,283
Selling, general, and administrative expenses	30,127	30,432
Operating income (loss)	21,679	(18,149)
Interest expense, net	5,028	6,109
Investment income	(70)	(2,121)
Net periodic income, excluding service cost	(8)	(4,927)
Income (loss) before income taxes	16,729	(17,210)
Income tax expense (benefit)	3,986	(4,945)
Consolidated net income (loss)	$12,743	$(12,265)

Basic income (loss) per common share:
Consolidated net income (loss)	$0.67	$(0.62)
Diluted income (loss) per common share:
Consolidated net income (loss)	$0.65	$(0.62)
Weighted average common shares outstanding:
Basic	19,160,740	19,666,336
Diluted	19,541,073	19,666,336

Supplemental disclosures of statement of income information:
Excise tax expense	$7,114	$4,668
FDA fees	$154	$156

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	For the year ended December 31,
	2020	2019
Net sales	$405,111	$361,989
Cost of sales	215,475	225,243
Gross profit	189,636	136,746
Selling, general, and administrative expenses	125,563	109,887
Operating income	64,073	26,859
Interest expense, net	20,226	17,342
Investment income	(198)	(2,648)
Loss on extinguishment of debt	-	1,308
Net periodic benefit cost (income), excluding service cost	989	(4,961)
Income before income taxes	43,056	15,818
Income tax expense	10,015	2,044
Consolidated net income	$33,041	$13,774

Basic income per common share:
Consolidated net income	$1.70	$0.70
Diluted income per common share:
Consolidated net income	$1.67	$0.69
Weighted average common shares outstanding:
Basic	19,398,474	19,627,093
Diluted	19,734,633	20,037,540

Supplemental disclosures of statement of income information:
Excise tax expense	$22,997	$20,252
FDA fees	$552	$602

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)
(unaudited)

	December 31,
ASSETS	2020	2019
Current assets:
Cash	$41,765	$95,250
Accounts receivable, net of allowances of $150 in 2020 and $280 in 2019	9,331	6,906
Inventories	79,750	70,979
Other current assets	26,451	16,115
Total current assets	157,297	189,250
Property, plant, and equipment, net	15,524	13,816
Right of use assets	17,918	12,130
Deferred financing costs, net	641	890
Goodwill	159,621	154,282
Other intangible assets, net	79,422	33,469
Master Settlement Agreement (MSA) escrow deposits	32,074	32,074
Other assets	26,836	10,673
Total assets	$489,333	$446,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,201	$14,126
Accrued liabilities	35,225	26,520
Current portion of long-term debt	12,000	15,240
Other current liabilities	203	-
Total current liabilities	56,629	55,886
Notes payable and long-term debt	277,962	268,951
Deferred income taxes	4,082	1,572
Lease liabilities	16,117	11,067
Other long-term liabilities	3,704	2,523
Total liabilities	358,494	339,999

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,532,464 issued shares, 19,133,794 outstanding shares at December 31, 2020, and 19,680,673 issued and outstanding shares at December 31, 2019	195	197
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	127,362	125,469
Cost of repurchased common stock (398,670 shares at December 31, 2020 and 0 shares at December 31, 2019)	(10,191)	-
Accumulated other comprehensive loss	(2,635)	(3,773)
Accumulated earnings (deficit)	12,058	(15,308)
Non-controlling interest	4,050	-
Total stockholders’ equity	130,839	106,585
Total liabilities and stockholders’ equity	$489,333	$446,584

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$33,041	$13,774
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	1,308
Pension settlement and curtailment loss	1,188	-
Loss on disposal of property, plant, and equipment	123	7
Impairment loss	149	301
Gain on postretirement plan termination	-	(4,915)
Gain on investments	-	(2,000)
Depreciation expense	3,237	2,638
Amortization of other intangible assets	1,781	1,451
Amortization of debt discount and deferred financing costs	8,969	4,365
Deferred income taxes	2,800	(4,219)
Stock compensation expense	2,554	3,629
Noncash lease expense	370	357
Changes in operating assets and liabilities:
Accounts receivable	(2,112)	(3,464)
Inventories	(7,650)	21,036
Other current assets	(5,373)	(1,196)
Other assets	2,076	(2,864)
Accounts payable	(5,064)	6,608
Accrued postretirement liabilities	(54)	(168)
Accrued liabilities and other	7,643	1,147
Net cash provided by operating activities	43,678	37,795

Cash flows from investing activities:
Capital expenditures	$(6,135)	$(4,815)
Restricted cash, MSA escrow deposits	-	29,718
Acquisitions, net of cash acquired	(39,441)	(7,704)
Proceeds on the sale of property, plant and equipment	3	123
Payments for investments	(19,250)	(1,421)
Net cash (used in) provided for by investing activities	(64,823)	15,901

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows (Cont.)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Cash flows from financing activities:
Payments of 2018 first lien term loan	$(16,000)	$(8,000)
Payments of 2018 second lien term loan	-	(40,000)
Payments of 2018 revolving credit facility	-	(26,000)
Proceeds from Convertible Senior Notes	-	172,500
Payment of IVG note	(4,240)	-
Proceeds from unsecured note	7,485	-
Standard Diversified Inc. reorganization, net of cash acquired	(1,737)	-
Payments for call options	-	(20,528)
Payment of dividends	(3,802)	(3,531)
Payments of financing costs	(194)	(7,117)
Exercise of options	862	738
Redemption of options	(1,523)	(12)
Surrender of restricted stock	-	(84)
Common stock repurchased	(10,191)	-
Net cash provided by financing activities	$(29,340)	$67,966

Net increase (decrease) in cash	$(50,485)	$121,662

Cash, beginning of period:
Unrestricted	$95,250	$3,306
Restricted	32,074	2,356
Total cash at beginning of period	$127,324	$5,662

Unrestricted	$41,765	$95,250
Restricted	35,074	32,074
Total cash at end of period	$76,839	$127,324

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding depreciation, amortization, LIFO, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2020	2019
Consolidated net income (loss)	$12,743	$(12,265)
Add:
Interest expense, net	5,028	6,109
Income tax expense (benefit)	3,986	(4,945)
Depreciation expense	755	783
Amortization expense	477	372
EBITDA	$22,989	$(9,946)
Components of Adjusted EBITDA
Other (a)	501	385
Stock options, restricted stock, and incentives expense (b)	568	1,399
Transactional expenses and strategic initiatives (c)	1,178	197
New product launch costs (d)	-	2,494
FDA PMTA (e)	-	1,912
Corporate and vapor restructuring (f)	517	17,795
Adjusted EBITDA	$25,753	$14,236

(a) Represents LIFO adjustment, non-cash pension/postretirement expense (income) and foreign exchange hedging.
(b) Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c) Represents the fees incurred for transaction expenses and strategic initiatives.
(d) Represents product launch costs of our new product lines.
(e) Represents costs associated with applications related to the FDA premarket tobacco product application (“PMTA”).
(f) Represents costs associated with corporate and vapor restructuring including severance and inventory reserves.  Costs during the three month period ended December 31, 2020 represent the costs from the retirement of a senior executive.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Consolidated net income	$33,041	$13,774
Add:
Interest expense, net	20,226	17,342
Loss on extinguishment of debt	-	1,308
Income tax expense	10,015	2,044
Depreciation expense	3,237	2,638
Amortization expense	1,781	1,451
EBITDA	$68,300	$38,557
Components of Adjusted EBITDA
Other (a)	1,342	360
Stock options, restricted stock, and incentives expense (b)	2,555	4,626
Transactional expenses and strategic initiatives (c)	3,087	1,764
New product launch costs (d)	-	6,185
FDA PMTA (e)	14,435	2,153
Corporate and vapor restructuring (f)	517	19,214
Vendor settlement (g)	-	(5,522)
Adjusted EBITDA	$90,236	$67,337

(a) Represents LIFO adjustment, non-cash pension/postretirement expense (income) and foreign exchange hedging.
(b) Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c) Represents the fees incurred for transaction expenses and strategic initiatives.
(d) Represents product launch costs of our new product lines.
(e) Represents costs associated with applications related to the FDA premarket tobacco product application (“PMTA”).
(f) Represents costs associated with corporate and vapor restructuring including severance and inventory reserves.  Costs during the year ended December 31, 2020 represent the costs from the retirement of a senior executive.
(g) Represents net gain associated with the settlement of a vendor contract.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2020	2019
GAAP EPS	$0.65	$(0.62)
Other (a)	0.02	0.01
Stock options, restricted stock, and incentives expense (b)	0.02	0.05
Transactional expenses and strategic initiatives (c)	0.05	0.01
New product launch costs (d)	-	0.09
FDA PMTA (e)	-	0.07
Corporate and vapor restructuring (f)	0.02	0.64
Amortization of debt discount (g)	0.07	0.10
Impact of quarterly tax items to effective tax rate (h)	0.01	0.05
Adjusted diluted EPS	$0.84	$0.41

Total may not foot due to rounding

(a) Represents LIFO adjustment, non-cash pension/ postretirement expense (income) and foreign exchange hedging tax effected at the quarterly effective tax rate.
(b) Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units tax effected at the quarterly effective tax rate.
(c) Represents the fees incurred for transaction expenses and strategic initiatives tax effected at the quarterly effective tax rate.
(d) Represents product launch costs of our new product lines tax effected at the quarterly effective tax rate.
(e) Represents costs associated with applications related to the FDA premarket tobacco product application (“PMTA”) tax effected at the quarterly effective tax rate.
(f) Represents costs associated with corporate and vapor restructuring including severance and inventory reserves tax effected at the quarterly effective tax rate. Costs during the three month period ended December 31, 2020 represent the costs from the retirement of a senior executive.
(g) Represents amortization of debt discount tax effected at the quarterly effective tax rate.
(h) Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2020 and 20% in 2019 .

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	For the Year Ended December 31,
	2020	2019
GAAP EPS	$1.67	$0.69
Other (a)	0.05	0.02
Stock options, restricted stock, and incentives expense (b)	0.10	0.20
Transactional expenses and strategic initiatives (c)	0.12	0.08
New product launch costs (d)	-	0.27
FDA PMTA (e)	0.56	0.09
Corporate and vapor restructuring (f)	0.02	0.83
Amortization of debt discount (g)	0.27	0.13
Vendor settlement (h)	-	(0.24)
Impact of quarterly tax items to effective tax rate (i)	0.01	(0.21)
Adjusted diluted EPS	$2.81	$1.86

Total may not foot due to rounding

(a) Represents LIFO adjustment, non-cash pension/ postretirement expense (income) and foreign exchange hedging tax effected at the YTD effective tax rate.
(b)  Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units tax effected at the YTD effective tax rate.
(c)  Represents the fees incurred for transaction expenses and strategic initiatives tax effected at the YTD effective tax rate.
(d)  Represents product launch costs of our new product lines tax effected at the YTD effective tax rate.
(e) Represents costs associated with applications related to the FDA premarket tobacco product application (“PMTA”) tax effected at the YTD effective tax rate.
(f) Represents costs associated with corporate and vapor restructuring including severance and inventory reserves tax effected at the YTD effective tax rate.  Costs during the year ended December 31, 2020 represent the costs from the retirement of a senior executive.
(g) Represents amortization of debt discount tax effected at the YTD effective tax rate.
(h) Represents net gain associated with the settlement of a vendor contract tax effected at the YTD effective tax rate.
(i) Represents adjustment from annual tax rate to annual projected tax rate of 23% in 2020 and 20% in 2019 .

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker’s		NewGen
	4th Quarter 2020	4th Quarter 2019	4th Quarter 2020	4th Quarter 2019	4th Quarter 2020	4th Quarter 2019	4th Quarter 2020	4th Quarter 2019

Net sales	$105,285	$80,222	$40,522	$27,629	$28,785	$24,987	$35,978	$27,606

Gross profit	$51,806	$12,283	$25,166	$15,545	$14,876	$12,554	$11,764	$(15,816)
Adjustments:
LIFO adjustment	509	371	45	28	464	343	-	-
New product launch costs	-	1,198	-	-	-	-	-	1,198
Corporate and vapor restructuring	-	23,030	-	(152)	-	-	-	23,182

Adjusted gross profit	$52,315	$36,882	$25,211	$15,421	$15,340	$12,897	$11,764	$8,564

Operating income	$21,679	$(18,149)	$20,415	$11,807	$11,282	$8,055	$1,308	$(29,685)
Adjustments:
LIFO adjustment	509	371	45	28	464	343	-	-
Transaction costs	1,178	197	-	-	-	-	-	-
New product launch costs	-	2,494	-	-	-	-	-	2,494
FDA PMTA	-	1,912	-	-	-	-	-	-
Corporate and vapor restructuring	517	17,795	-	(147)	-	-	-	24,730
Adjusted operating income	$23,883	$4,620	$20,460	$11,688	$11,746	$8,398	$1,308	$(2,461)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238